KRAMER LEVIN NAFTALIS & FRANKEL LLP
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   TEL (212) 715-9100                                           47, Avenue Hoche
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                                          October 29, 2001


Industry Leaders Fund
104 Summit Avenue, Box 80
Summit, New Jersey  07902-0080

      Re:   The Industry Leaders Fund (the "Trust"),
            Registration No. 811-08989;
            File No.: 333-62893;
            Post-Effective Amendment No. 5/Amendment No. 7
            to Registration Statement on Form N-1A
            ----------------------------------------------

Ladies and Gentlemen:

            We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 5/Amendment No. 7 to the Trust's Registration Statement on Form N-1A.

                                          Very truly yours,


                                         /s/ Kramer Levin Naftalis & Frankel LLP